                          REGISTRATION RIGHTS AGREEMENT

          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of January 21, 2003 by and among James River Group, Inc., a
Delaware corporation (the "Company"), J. Adam Abram (the "Founder"), each of the individuals and entities whose names and addresses appear on Schedule I hereto
(the "Initial Holders") and such additional individuals and entities as may become parties hereto after the date hereof (each, an "Additional Holder" and collectively, with the Initial Holders, the "Holders").

WITNESSETH:

          WHEREAS, each Initial Holder has previously purchased shares of the
Company's Series A Convertible Preferred Stock ("Preferred Shares") pursuant to the terms the Confidential Private Placement Memorandum of the Company, dated as of December 5, 2002 (the "Memorandum") and a Subscription Agreement between the
Company and such Initial Holder (each, a "Subscription Agreement"); and

          WHEREAS, pursuant to the terms of the Memorandum, the Company and the
Holders desire to provide for the circumstances under which the Company will register shares of the company's common stock, par value $.01 per share (the
"Common Stock"), issued or issuable to the Holders.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" of an entity shall mean another entity Controlling, Controlled by or under common Control with such entity.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Control" shall mean direct or indirect ownership of a majority of the voting equity securities of another entity, the ability to appoint a majority of the board of directors or similar governing body of such entity, or the ability, through contract or otherwise, to direct the management of such entity.

     "Conversion Shares" shall mean the Common Stock issued or issuable upon conversion of (x) the Preferred Shares or (y) shares of a second series of preferred stock expected to be called, "Series B Convertible Preferred Stock."

     "Demand Registration" shall have the meaning set forth in Section 3.1.

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     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Form S-3" shall mean Form S-3 under the Securities Act and the regulations with respect thereto, or any similar successor form or other set of legal requirements adopted by the Commission, all as the same shall be in effect from time to time.

     "Initiating Holders" shall mean the Required Holders requesting a registration of Registrable Securities.

     "IPO" means the effective registration by the Company of its Common Stock under the Securities Act on Form S-1 or any successor form or other set of legal requirements adopted by the Commission, all as the same shall be in effect from time to time.

     "Person" shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof)
or other entity of any kind.

     "Registrable Securities" means (i) the Conversion Shares, and (ii) any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing, provided that Registrable Securities shall not include securities that may be transferred pursuant to Rule 144 or any successor thereto without limitation as to volume or manner of sale. References to any quantity of Registrable
Securities shall mean the number of Conversion Shares into which such
Registrable Securities could be converted.

     The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

     "Registration Expenses" shall mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of Company counsel, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration including, without limitation, for any registration including Registrable Securities, the fees and expenses of one special counsel to the selling shareholders, but shall not include Selling Expenses.

     "Required Amount" shall mean Registrable Securities the anticipated offering price of which would exceed $10,000,000.

     "Required Holders" shall mean any Holder or Holders that hold, in the aggregate, Registrable Securities constituting at least fifty percent (50%) of the Registrable Securities.

     "Rule 144" shall mean Rule 144 as promulgated by the Commission under the
Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

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     "Rule 145" shall mean Rule 145 as promulgated by the Commission under the
Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Selling Expenses" shall mean all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities.

     "Series A/B Holders" shall mean, collectively, the holders of (i) Preferred
Shares, (ii) shares of Series B Convertible Preferred Stock or (iii) Conversion
Shares.

     "Supermajority Holders" shall mean any Holder or Holders who in the aggregate hold, or have the right to receive, at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities.

2.   SECURITIES SUBJECT TO THIS AGREEMENT.

     2.1. Registrable Securities. The securities entitled to the benefits of this Agreement are the Registrable Securities.

     2.2. Holders of Registrable Securities. A person is deemed to be a holder of Registrable Securities whenever such person is the registered holder of
Registrable Securities.

3.   DEMAND REGISTRATION.

     3.1. Request for Registration. Subject to the provisions of Section 3.2 hereof, the Required Holders of Registrable Securities may request at any time following the date that is six (6) months after the closing of an underwritten initial public offering on a "firm commitment" basis pursuant to an effective registration statement (other than on Forms S-4 or S-8 or any successor forms thereto) filed pursuant to the Securities Act of 1933, as amended, or series of such public offerings (whether related or unrelated), covering the offer and sale of Common Stock for the account of the Company in which the Company actually receives aggregate cash proceeds equal to or greater than $25,000,000
(after deducting underwriters' discounts and commissions and other offering expenses), a registration by the Company of all or part of such Required
Holders' Registrable Securities (but not less than the Required Amount) (a
"Demand Registration"). Within twenty (20) days after receipt of such request, the Company will serve written notice of such registration request to all
Holders of Registrable Securities and will, subject to the provisions of Section
3.2 hereof, use its best efforts to effect such registration and shall include in such registration and offering all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the receipt by the applicable Holder of the
Company's notice. All requests made pursuant to this Section 3.1 will specify the number of shares of Registrable Securities to be registered and will also specify the intended method of disposition thereof; provided that such method of disposition shall be an underwritten offering if requested by the holders of a majority of the Registrable Securities requested to be included in such registration.

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     3.2. Number of Demand Registrations. The Required Holders of Registrable
Securities will be entitled to request three Demand Registrations in which the
Company will pay all Registration Expenses, provided that at least twelve (12)
months must elapse after the effective date of the first Demand Registration before the Required Holders shall be entitled to initiate a second Demand
Registration, and at least twelve (12) months must elapse after the effective date of the second Demand Registration before the Required Holders shall be entitled to initiate a third Demand Registration. A registration initiated as a
Demand Registration will not count as a Demand Registration (a) unless such registration includes at least ninety percent (90%) of the Registrable
Securities requested to be included in such registration by all eligible Holders and (b) until the earliest of (i) the date such registration has been effective for 120 days, (ii) the date all Registrable Securities registered in such Demand
Registration have been sold and (iii) the withdrawal of the registration or request for registration by a majority of the Holders of Registrable Securities.

     3.3. S-3 Registrations. In addition to the Demand Registrations provided pursuant to Section 3.2 hereof, the Required Holders will be entitled to request an unlimited number of underwritten and non-underwritten Demand Registrations on
Form S-3 in which the Company will pay all Registration Expenses; provided, however, that the Holders are not entitled to request more than four Demand
Registrations pursuant to this Section 3.3 during any 12-month period and will not be entitled to request any such Demand Registration pursuant to this Section
3.3 unless the anticipated aggregate price to the public (net of underwriting discounts and commissions) would exceed $1,000,000. Demand Registrations on Form
S-3 may only be requested when the Company is permitted to use such form (under currently law, no sooner than one year after an initial registration on Form
S-1). At all times after the Company has completed a registration on Form S-1
(or any similar successor form required by the Commission from time to time) it shall use its best efforts to comply with the requirements of the Securities Act for qualifying to register its shares on Form S-3 at the earliest possible date and to maintain such qualification.

     3.4. Effective Registration. In any registration initiated as a Demand
Registration, the Company will pay all Registration Expenses whether or not the registration has become effective.

     3.5. Rights of Company and Other Holders to Piggyback on Demand
Registrations. The Company shall have the right to include its securities
("Company Securities"), and any holders of equity securities of the Company convertible into Common Stock (other than Registrable Securities) shall have the right to include any such other securities ("Other Securities") in a registration statement initiated as a Demand Registration under this Section 3 if (1) such Company Securities or Other Securities are of the same class as the
Registrable Securities being registered, (2) such Company Securities or Other
Securities are not excluded from such Demand Registration because of the circumstances contemplated by Section 3.6 and (3) if such Demand Registration is an underwritten offering, the Company or such Holders, as applicable, agree in writing to sell their Company Securities or Other Securities, as the case may be, on the same terms and conditions as apply to the Registrable Securities being sold. If the Company registers any of its securities on its own behalf in a Demand Registration (in accordance with the provisions of this Section 3.5), such Demand Registration shall not count as a Demand Registration to which the
Holders of Registrable Securities are entitled under Section

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3.2 and the Company shall pay the Registration Expenses of such registration. If any holders register Other Securities in a Demand Registration (in accordance with the provisions of this Section 3.5), such holders shall pay the fees and expenses of counsel to such holders and their pro rata share of the Registration
Expenses if the Registration Expenses for such registration are not paid by the
Company for any reason. The Company covenants that it shall not grant any registration rights to any Person which rights would conflict or be inconsistent with the provisions of this Section 3.5. In the event of such a conflict or inconsistency, the provisions of this Section 3.5 shall prevail.

     3.6. Priority on Demand Registrations. (a) If a Demand Registration is an
underwritten offering, and the managing underwriters advise in writing the
Company and the Holders of the Registrable Securities being registered that in their opinion the number of Registrable Securities requested to be included exceeds the number of securities which can be sold in such offering, the Company will include in such registration the number of Registrable Securities which in the opinion of such underwriters can be sold, and such securities shall be allocated pro rata among the holders of Registrable Securities on the basis of the number of Registrable Securities the respective Series A/B Holder is entitled to have included in such registration or such other proportion as shall be mutually agreed by all participating Holders.

          (b) If Company Securities or Other Securities are proposed to be included by the Company or its security holders in a Demand Registration which is an underwritten offering (subject to and in accordance with the provisions of
Section 3.5 hereof) and the managing underwriters advise in writing the Company and the Series A/B Holders that, in addition to all of the Registrable
Securities being registered on behalf of the Series A/B Holders, some but not all of said Company Securities and Other Securities can be included in such underwritten offering, those Company Securities and Other Securities which in the opinion of such underwriters can be sold shall be allocated (i) first, to the Company and (ii) second, to the holders of such Other Securities, allocated among them in such proportions as such holders and the Company may agree. For the avoidance of doubt, in any Demand Registration the Registrable Securities shall have priority over any Company Securities or Other Securities.

     3.7. Selection of Underwriters. If any Demand Registration is an
underwritten offering (including without limitation a "best efforts"
underwritten offering), the investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority of the
Registrable Securities requested to be included in such offering; provided that such investment bankers and managers must be representatives of a nationally recognized investment bank with experience handling equity offerings in the insurance industry and be reasonably satisfactory to the Company.

     3.8. Deferral by Company. If the Company shall furnish to the Holders of
Registrable Securities a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register under this Section 3 shall be deferred for a period not to exceed 180 days from the date of receipt of written request from the
Initiating Holders, but not more than once during any 12-month period.

                                      -5-

4.   PIGGYBACK REGISTRATIONS.

     4.1. Piggyback not a Demand Registration. A registration of Registrable
Securities pursuant to this Section 4 shall not be counted as a Demand
Registration under Section 3 hereof.

     4.2. Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act on a form, which would permit inclusion of Registrable Securities (other than pursuant to a Demand Registration) (a
"Piggyback Registration"), the Company will give written notice to all Holders of Registrable Securities of its intention to effect such a registration not later than thirty (30) days prior to the anticipated filing date. Subject to the provisions of Section 4.4, the Company will include in such Piggyback
Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen (15) business days after the receipt by the applicable Holder of the Company's notice. The
Holders shall be permitted to withdraw all or any part of the Registrable
Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten offering, all Persons whose securities are included in the Piggyback
Registration shall be obligated to sell their securities on the terms and conditions of the underwriting.

     4.3. Piggyback Expenses. The Registration Expenses will be paid by the
Company in all Piggyback Registrations.

     4.4. Priority on Registration. If a Piggyback Registration is an
underwritten primary registration, and the managing underwriters advise the
Company in writing that in their opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be sold in such offering, the Company will include in such registration in the following priority: (1) first, all securities the Company proposes to sell; (2) second, up to the full number or dollar amount of Registrable Securities requested to be included in such registration in excess of the number or dollar amount of securities the Company proposes to sell which, in the opinion of such underwriters, can be sold
(allocated pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities the respective Holder is entitled to have included in such registration or such other proportion as shall be mutually agreed by all participating Holders) and (3) any Other Securities the holders of which have been granted piggyback registration rights from the
Company.

     4.5. Selection of Underwriters. If any Piggyback Registration is an
underwritten offering on behalf of the Company, the Company will have the right to select the investment banker or investment bankers and manager or managers to administer the offering, provided that such investment bankers and managers must be representatives of a nationally recognized investment bank with experience handling equity offerings in the insurance industry and be reasonably satisfactory to the Holders of a majority of the Registrable Securities to be registered in such Piggyback Registration.

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5.   REGISTRATION PROCEDURES.

     In the case of each registration effected by the Company pursuant to
Sections 3 and 4, the Company will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Company will use its best efforts to:

     5.1. In the case of a registration subject to the Securities Act, prepare and file with the Commission, not later than 75 days after receipt of a request to file a registration statement with respect to such Registrable Securities, a registration statement with respect to such Registrable Securities, and use its best efforts to cause such registration statement to become effective; provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the
Holders of a majority of the Registrable Securities being registered in such registration statement copies of all such documents proposed to be filed; each such registration statement shall be on a form for which the Company then qualifies, which is available for the sale of the Registrable Securities in accordance with the intended method of disposition thereof;

     5.2. Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the
Securities Act with respect to the disposition of all securities covered by such registration statement;

     5.3. Notify each seller of Registrable Securities covered by a registration statement under the Securities Act at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

     5.4. Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

     5.5. Use its best efforts to register or qualify such Registrable
Securities under such other securities or blue sky laws of such jurisdictions as any holder of Registrable Securities included in the registration reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.5, (ii) subject itself to taxation in any such jurisdiction or
(iii) consent to general service of process in any such jurisdiction;

                                      -7-

     5.6. Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the
Company are then listed;

     5.7. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable
Securities registered under the Securities Act, in each case not later than the effective date of such registration;

     5.8. Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

     5.9. Use its best efforts to prevent the issuance of any order suspending the effectiveness of a registration statement and, if one is issued, promptly notify the Holders of the issuance of any such order and use its best efforts to obtain the withdrawal of any such order;

     5.10. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

     5.11. Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such
Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 5.11, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities;

     5.12. Make available to each selling Holder, any underwriter participating in any disposition pursuant to a registration statement, and any attorney, accountant or other agent or representative retained by any such selling Holder or underwriter (each, an "Inspector"), upon request, all financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibility and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement, subject, in each case, to such confidentiality agreements as the Company shall reasonably request; and

     5.13. Otherwise cooperate with the underwriter(s) and the Commission and other regulatory agencies and take all reasonable actions and execute and deliver or cause to be

                                      -8-

executed and delivered all documents reasonably necessary to effect the registration of the Registrable Securities pursuant to this Agreement.

6.   INDEMNIFICATION.

     6.1. Indemnification by Company. The Company will indemnify each Holder, each of its officers, directors, and partners, legal counsel, and accountants and each Person controlling such Holder within the meaning of Section 15 of the
Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to Sections 3 and 4, and each underwriter, if any, and each Person who controls within the meaning of Section 15 of the Securities
Act any underwriter, against all expenses, claims, losses, damages, and liabilities (or actions, proceedings, or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other document
(including any related registration statement, notification, or the like)
incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act, any rule or regulation thereunder and relating to action or inaction required of the Company in connection with any such registration, qualification, or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel, and accountants and each Person controlling such Holder, each such underwriter, and each Person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability, or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability, or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the
Company by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this Section 6.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the
Company (which consent has not been unreasonably withheld).

     6.2. Indemnification by Holder of Registrable Securities. Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification, or compliance is being effected, indemnify the Company, each of its directors, officers, partners, legal counsel, and accountants and each underwriter, if any, of the Company's securities covered by such a registration statement, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder, and each of their officers, directors, and partners, and each
Person controlling such Holder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and such Holders, directors, officers, partners, legal counsel, and accountants, Persons, underwriters, or control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or

                                      -9-

omission (or alleged omission) is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein, provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages, or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such
Holder (which consent shall not be unreasonably withheld). The indemnification obligations set forth in this Section 6.2 shall be limited for each indemnifying holder to the amount of such Holder's net proceeds from the applicable public offering.

     6.3. Each party entitled to indemnification under this Section 6 (the
"Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying
Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any
Indemnified Party to give notice as provided herein shall not relieve the
Indemnifying Party of its obligations under Sections 3 and 4, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

     6.4. If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified
Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying
Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party
and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

     6.5. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                      -10-

7.   OTHER AGREEMENTS.

     7.1. Information by Holder. Each Holder of Registrable Securities shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in Sections 2 and 4.

     7.2. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of
Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

          (a) Make and keep public information regarding the Company available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

          (c) So long as a Holder owns any Registrable Securities, furnish to the Holder forthwith upon written request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly accounts of the Company, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     7.3. Transfer or Assignment of Registration Rights. The rights to cause the
Company to register securities granted to a Holder by the Company under Sections
3 and 4 may be transferred or assigned by a Holder (a) in the case of a transferor who is a natural person, such Holder's spouse or domestic partner or minor children, or a family investment vehicle controlled by such Holder or such
Holder's spouse or domestic partner, (b) in the case of a transferor that is an entity, to an Affiliate, partner, member or shareholder of such transferor, or an entity of which such partner, member or shareholder is or becomes a partner, member or shareholder or (c) in the case of any transferor, to another Holder, in each case to which such Holder transfers Registrable Securities, and (d) to any other Person who acquires at least 2,500 Registrable Securities (as adjusted for any stock split, recapitalization or other event affecting the total equity capitalization of the Company), provided that the transaction in which such
Person received such Registrable Securities did not violate any agreement binding upon the transferor of such Registrable Securities, and provided further that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and, provided further, that the transferee or assignee of such rights assumes in writing the obligations of such Holder hereunder.

                                      -11-

     7.4. Standoff Agreement. Each Holder agrees in connection with an IPO, upon request of the Company or the underwriters managing such IPO, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one-hundred-eighty (180) days) from the effective date of such registration as may be requested by the Company and the underwriters; provided that (a) the
Founder, officers, directors, and holders of at least 5% of the Company's Common
Stock and other equity securities exercisable for or convertible into Common
Stock shall also enter into such an agreement, and (b) any waiver or relaxation of any such restriction shall apply pro rata to all parties to such agreement.

8.   MISCELLANEOUS.

     8.1. No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

     8.2. Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York, as applied to agreements among New York residents entered into and to be performed entirely within New York.

     8.3. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     8.4. Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the
Company and the Supermajority Holders and any such amendment, waiver, discharge or termination shall be binding on all the Holders.

     8.5. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, sent by facsimile or delivered personally by hand or nationally recognized courier, addressed (a) if to a Holder, at such other address as such
Holder or permitted assignee shall have furnished to the Company in writing, or
(b) if to the Company, at such address or facsimile number as the Company shall have furnished to each Holder in writing. All such notices and other written communications shall be effective on the date of mailing, facsimile transfer or delivery.

     8.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Holder or the Company, as the case may be, upon any breach or default of the Company or any Holder, as the case may be, under this
Agreement, shall impair any such right, power or remedy of such Holder or the
Company, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any

                                      -12-

waiver, permit, consent or approval of any kind or character on the part of the
Company or any Holder, as the case may be, of any breach or default under this
Agreement or any waiver on the part of any Holder or the Company, as the case may be, of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder or the Company, as the case may be, shall be cumulative and not alternative.

     8.7. Rights; Separability. Unless otherwise expressly provided herein, a
Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     8.8. Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

     8.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Counterparts may be executed and delivered by facsimile, provided that such delivery is promptly followed by the delivery of hard copy of the same.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -13-

     IN WITNESS WHEREOF, the parties hereto have executed this Registration
Rights Agreement effective as of the day and year first above written.

                                        THE COMPANY:

                                        JAMES RIVER GROUP, INC

                                        By: /s/ J. Adam Abram
                                            ------------------------------------
                                            Name: J. Adam Abram
                                            Title: Chief Executive Officer

                                        FOUNDER:

                                        /s/ J. Adam Abram
                                        ----------------------------------------
                                        J. Adam Abram

                                        HOLDER:

                                        /s/ Holders as set forth on Schedule I
                                        ----------------------------------------
                                        Name:
                                        Title (if signing for an entity):

                                      -14-

                                   SCHEDULE I

                         NAMES AND ADDRESSES OF HOLDERS

--------------------------------------------------------------------------------

207 VENTURES LLC
c/o James Cain
200 W. Franklin Street, Suite 300
Chapel Hill, NC 27516
--------------------------------------------------------------------------------

ABRAM INVESTMENTS, LLC
c/o J. Adam Abram
1414 Raleigh Road, Suite 415
Chapel Hill, NC 27517
--------------------------------------------------------------------------------

J. ADAM ABRAM
c/o Omega Management, Inc.
1414 Raleigh Road, Suite 415
Chapel Hill, NC 27517
--------------------------------------------------------------------------------

JANE M. ABRAM
c/o J. Adam Abram
1414 Raleigh Road, Suite 415
Chapel Hill, NC 27517
919-883-4171
--------------------------------------------------------------------------------

RUTH J. ABRAM
c/o Herbert Teitelbaum
Bryan Cave, LLC
1290 Avenue of the Americas, 30th Fl.
New York, NY 10104
--------------------------------------------------------------------------------

AC ISRAEL ENTERPRISES, INC.
707 Westchester Ave.
White Plains, NY 10604
Attn: Jay M. Howard, V.P.
--------------------------------------------------------------------------------

STEPHEN A. BASSOCK GENERATION
   SKIPPING TRUST
c/o Stephen A. Bassock
Roseridge Trading Company
230 Park Avenue, 7th Floor
New York, NY 10169-0005
--------------------------------------------------------------------------------

STEPHEN A. BASSOCK
c/o Roseridge Trading Company
230 Park Avenue, 7th Floor
New York, NY 10169-0005
--------------------------------------------------------------------------------

MATTHEW BRONFMAN
c/o ACI Capital Co., Inc.
900 Third Avenue, 26th Floor
New York, NY 10022
212-634-3343
--------------------------------------------------------------------------------

                                      -15-

--------------------------------------------------------------------------------

BRONFMAN ASSOCIATES III
c/o Matthew Bronfman
c/o The Sterling Group
900 Third Avenue, 26th Floor
New York, NY 10022
--------------------------------------------------------------------------------

JOHN G. CLARKE
5307 Caledonia Rd.
Richmond, VA 23225
--------------------------------------------------------------------------------

ALAN N. COLNER
c/o Compass Partners International, LLC
599 Lexington Avenue, 38th Floor
New York, NY 10022
--------------------------------------------------------------------------------

COMPADRES INVESTMENTS, LLC
c/o Michael Wenig
P.O. Box 2888
Greensboro, NC 27402
336-271-5216
--------------------------------------------------------------------------------

EDWARD DESCH IRA
Ferris Baker Watts, Inc. Custodian
8403 Colesville Rd., Suite 900
Silver Springs, MD 20910

(c/o Edward Desch
James River Management, Inc.
6767 Forest Hill Avenue, Suite 300
Richmond, VA 23225)
--------------------------------------------------------------------------------

EDWARD DESCH
DIANE C. DESCH, JOINT OWNERS
1615 Harborough Road
Richmond, VA 23233
--------------------------------------------------------------------------------

PETER G. DOYLE
95 Reef Road
Fairfield, CT 06430
--------------------------------------------------------------------------------

JOEL L. FLEISHMAN
c/o Duke University
Box 90522
Durham, NC 27708-0522
919-613-7376
--------------------------------------------------------------------------------

MARTHA B. FUNSTEN & Landon R.
FUNSTEN II, JOINT OWNERS
1050 Tredwood Drive
Raleigh, NC 27615
--------------------------------------------------------------------------------

BRIAN HANEY
11799 Buckley Court
Woodbridge, VA 22192
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

HASLEMERE PARTNERS, LP
c/o Martin Solomon
1643 Bricknell Avenue, Suite 4902
Miami, FL 33129
305-856-3103
--------------------------------------------------------------------------------

HOLLADAY FAMILY LP
c/o Douglas Holladay
41 Palisadses Drive
Atlanta, GA 30309
404-307-0234
--------------------------------------------------------------------------------

HRWCP I, LP
20 Liberty Street
Chester, CT 06412
Attn: Steve J. Tynan

with copies to:
Wachovia Capital Partners 2003, LLC
One Wachovia Center
301 South College Street, 12th Floor
Chaslatte, NC 28288-0732
Attn: Tracey Chaffin
--------------------------------------------------------------------------------

JAY C. HUFFARD
c/o Huffard & Co.
Two Greenwich Plaza, Suite 150
Greenwich, CT 06830
--------------------------------------------------------------------------------

JOSHUA C. HUFFARD
2360 Pacific Street, Apt. 301
San Francisco, CA 94115
--------------------------------------------------------------------------------

JRG SEVEN, LLC
c/o Matthew Bronfman
900 Third Avenue, 26th Floor
New York, NY 10022
212-634-3343
--------------------------------------------------------------------------------

DAVID G. KAY
11850 Maidenstone Drive
W. Palm Beach, FL 33414
--------------------------------------------------------------------------------

EDWARD P. KEHOE
MARILYN F. KEHOE, JOINT OWNERS
11411 Yeomans Drive
Richmond, VA 23223-3436
--------------------------------------------------------------------------------

MICHAEL P. KEHOE
BEVIN J. KEHOE, JOINT OWNERS
7706 Wood Road
Richmond, VA 23229
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

WILLIAM J. KENNEY, JR.
9411 Avalon Drive
Richmond, VA 23229
804-690-8777
--------------------------------------------------------------------------------

WILLIAM KENNEY, JR. IRA
Ferris Baker Watts, Inc., Custodian
8403 Colesville Rd., Suite 900
Silver Spring, MD 20910
(6767 Forest Hill Avenue, Suite 305
Richmond, VA 23225)
--------------------------------------------------------------------------------

HOWARD C. LANDIS
c/o RFE Investment Partners
800 Fifth Avenue, South - Suite 203
Naples, FL 34102
--------------------------------------------------------------------------------

STEVEN J. LERNER FAMILY TRUST
c/o Steven J. Lerner
The Blue Hill Group
200 W. Franklin Street, Suite 300
Chapel Hill, NC 27516
--------------------------------------------------------------------------------

STEVEN J. LERNER
c/o The Blue Hill Group
200 W. Franklin Street, Suite 300
Chapel Hill, NC 27516
--------------------------------------------------------------------------------

RAYMER F. MAGUIRE, JR.
782 Country Lane
Orlando, FL 32804
--------------------------------------------------------------------------------

RAYMER F. MAGUIRE TRUST
c/o Raymer F. Maguire III
Fixel & Maguire
1010 Executive Center Drive, Suite 121
Orlando, FL 32803
--------------------------------------------------------------------------------

MARSH & MCLENNAN CAPITAL PROFESSIONALS FUND LP
c/o MMC Capital, Inc.
20 Horseneck Lane, 2nd Floor
Greenwich, CT 06830
203-862-2906
Attn: CFO
--------------------------------------------------------------------------------

MARSH & MCLENNAN EMPLOYEE SECURITIES
c/o MMC Capital, Inc.
20 Horseneck Lane, 2nd Floor
Greenwich, CT 06830
203-862-2906
Attn: CFO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ANNE MARIE MARSON & Scott L.
MARSON, JOINT OWNERS
3 Brookwood Court
Mount Laurel, NJ 008054
--------------------------------------------------------------------------------

MAYFAIR I, LLC
15508 Monterosso Lane # 202
Naples, FL 34110
--------------------------------------------------------------------------------

WILLIAM T. MCCAFFREY
450 West Broadway
Long Beach, NY 11561
516-889-3023
--------------------------------------------------------------------------------

W. WALLACE MCDOWELL, JR.
236 Spring Island Drive
Box 4031
Okatie, SC 29909
--------------------------------------------------------------------------------

MLA PARTNERS, LLC
1801 Libbie Ave., Suite 201
Richmond, VA 23226
Attn: Fred Russell
--------------------------------------------------------------------------------

OA CAPITAL LLC
c/o Steven Tynan
20 Liberty Street
Chester, CT 06412
--------------------------------------------------------------------------------

DONALDSON C. PILLSBURY, JR.
2760 Sacramento Street, Apt. 7
San Francisco, CA 94115
--------------------------------------------------------------------------------

MORTON F. SILVER
225 Park Avenue, So.
New York, NY 10003
--------------------------------------------------------------------------------

JOHN T. SINNOTT & Mary E. Sinnott,
JOINT OWNERS
77 Old Logging Road
Bedford, NY 10506
--------------------------------------------------------------------------------

BUPHINDER SODHI
c/o James River Management, Inc.
6767 Forest Hill Avenue, Suite 305
Richmond, VA 23225
--------------------------------------------------------------------------------

MARTIN L. SOLOMON
c/o 1643 Bricknell Avenue, Suite 4902
Miami, FL 33129
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MICHAEL STEINHARDT
c/o Karen Cooke
Steinhardt Management, LLC
650 Madison Avenue, 17th Floor
New York, NY 10022
--------------------------------------------------------------------------------

E. CAPERTON THOMAS
c/o James River Group, Inc.
1414 Raleigh Road, Suite 415
Chapel Hill, NC 27517
--------------------------------------------------------------------------------

TRIDENT II, LP
c/o MMC Capital
20 Horseneck Lane, 2nd Floor
Greenwich, CT 06830
--------------------------------------------------------------------------------

VCM SERIES A FUND LLC
c/o Fred Russell
Virginia Capital Management, Inc.
1801 Libbie Avenue, Suite 201
Richmond, VA 23226
--------------------------------------------------------------------------------

VIRGINIA CAPITAL SBIC LP
c/o Fred Russell
Virginia Capital Management, Inc.
1801 Libbie Avenue, Suite 201
Richmond, VA 23226
--------------------------------------------------------------------------------

LEWIS WILKINSON IRA
509 St. Christophers Road
Richmond, VA 23226
or
c/o Thorp & Company
150 Alhambra Circle, Suite 900
Coral Gables, FL 33134
--------------------------------------------------------------------------------

RICHARD W. WRIGHT
The Wright Group
2323 Westwood Avenue
Richmond, VA 23230
--------------------------------------------------------------------------------

JUDY D. YOUNG
c/o Omega Management, Inc.
1414 Raleigh Road, Suite 415
Chapel Hill, NC 27517
--------------------------------------------------------------------------------